                           FLEETWOOD ENTERPRISES, INC.

                           DEFERRED COMPENSATION PLAN

                 (AMENDED AND RESTATED EFFECTIVE APRIL 1, 1995)

                                TABLE OF CONTENTS

                                                            PAGE
          1.   Purpose.. . . . . . . . . . . . . . . . . . .  1

          2.   Definitions.. . . . . . . . . . . . . . . . .  1
               2.1  Board. . . . . . . . . . . . . . . . . .  1
               2.2  Committee. . . . . . . . . . . . . . . .  1
               2.3  Company. . . . . . . . . . . . . . . . .  1
               2.4  Deferral Period. . . . . . . . . . . . .  1
               2.5  Monthly Compensation.. . . . . . . . . .  1
               2.6  Other Compensation.. . . . . . . . . . .  1
               2.7  Participant. . . . . . . . . . . . . . .  2
               2.8  Plan.. . . . . . . . . . . . . . . . . .  2
               2.9  Base Rate. . . . . . . . . . . . . . . .  2
               2.10 Qualifying Amount. . . . . . . . . . . .  2
               2.11 Qualifying Compensation. . . . . . . . .  2
               2.12 Retirement.. . . . . . . . . . . . . . .  3
               2.13 Subsidiary.. . . . . . . . . . . . . . .  3
               2.14 Total Compensation.. . . . . . . . . . .  3
               2.15 Change of Control. . . . . . . . . . . .  3
               2.16 Fleetwood. . . . . . . . . . . . . . . .  4

          3.   Plan Administration.. . . . . . . . . . . . .  4
               3.1  The Committee. . . . . . . . . . . . . .  4
               3.2  Powers of the Committee. . . . . . . . .  4
               3.4  Reliance on Reports. . . . . . . . . . .  4
               3.5  Records and Reports. . . . . . . . . . .  5
               3.6  Payment of Expenses. . . . . . . . . . .  5
               3.7  Indemnification. . . . . . . . . . . . .  5


          4.   Eligibility and Participation.. . . . . . . .  5
               4.1  Eligibility. . . . . . . . . . . . . . .  5
               4.2  Selection of Participants. . . . . . . .  6
               4.3  Duration of Participation. . . . . . . .  6

          5.   Right to Defer Compensation.. . . . . . . . .  6

          6.   Deduction of Deferred Compensation Amounts. .  7

          7.   Bookkeeping Account.. . . . . . . . . . . . .  7

          8.   Election as to the Payment of Deferred Amounts. 7
               8.1  Election to Defer Payment to a Specified Future Date.7
               8.2  Maximum Deferral.. . . . . . . . . . . .  8
               8.3  Special Rules. . . . . . . . . . . . . .  8
               8.4  Death Prior to Full Payment. . . . . . .  8
               8.5  De Minimus Payments. . . . . . . . . . .  9

          9.   Beneficiary Designation.. . . . . . . . . . .  9


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               9.1  Designation. . . . . . . . . . . . . . .  9
               9.2  Changes. . . . . . . . . . . . . . . . .  9

          10.  Dissolution and Other Events. . . . . . . . .  9
               10.1 Dissolution or Change of Control of
                    Fleetwood. . . . . . . . . . . . . . . .  9
               10.2 Subsidiary Reorganization. . . . . . . . 10

          11.  Claims for Benefits.. . . . . . . . . . . . . 10

          12.  Non-Transferability.. . . . . . . . . . . . . 11

          13.  Court Orders. . . . . . . . . . . . . . . . . 11

          14.  Incompetency. . . . . . . . . . . . . . . . . 11

          15.  Notice. . . . . . . . . . . . . . . . . . . . 12

          16.  Effect on Employment Agreements.. . . . . . . 12

          17.  Required Approvals. . . . . . . . . . . . . . 12

          18.  Plan Amendment. . . . . . . . . . . . . . . . 13
               18.1 Plan Restatement.. . . . . . . . . . . . 13
               18.2 Future Plan Amendment. . . . . . . . . . 13

          19.  Unsecured Obligation. . . . . . . . . . . . . 13

          20.  Governing Law.. . . . . . . . . . . . . . . . 13

          21.  Pronouns. . . . . . . . . . . . . . . . . . . 14

                           FLEETWOOD ENTERPRISES, INC.

                           DEFERRED COMPENSATION PLAN

                   (AMENDED AND RESTATED AS OF APRIL 1, 1995)

          1.   PURPOSE.

               The Purpose of this Deferred Compensation Plan is to permit certain selected employees of Fleetwood Enterprises, Inc. and certain Subsidiaries who are members of management or who are highly compensated to defer receipt of a portion of their compensation. The Plan is intended to be one described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

          2.   DEFINITIONS.

               2.1  BOARD.

               "Board" shall mean the board of directors of Fleetwood.

               2.2  COMMITTEE.

               "Committee" shall mean a committee appointed by the President of Fleetwood. The Committee shall consist of not less than two members. A member of the Committee may also be a Participant under the Plan, but any Committee member who is such a member shall not participate in any rulings by the Committee which relate to his own distributions or elections or which are otherwise particularly applicable to his own participation.

               2.3  COMPANY.

               "Company" shall mean Fleetwood and its Subsidiaries.

               2.4  DEFERRAL PERIOD.

               "Deferral Period" shall mean a calendar quarter.

               2.5  MONTHLY COMPENSATION.

               "Monthly Compensation" shall mean the amount of monthly salary paid by the Company to a Participant pursuant to a written or oral employment contract prior to any deduction for federal, state, local or foreign taxes or other charges required by law to be withheld.

               2.6  OTHER COMPENSATION.

               "Other Compensation" shall mean the total direct compensation, including bonuses and incentive compensation, paid

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by the Company to a Participant as shown in the Company's books and records prior to any reduction for federal, state, local or foreign taxes or other charges required by law to be withheld but excluding (i) amounts attributable to the Participant's Monthly Compensation and (ii) any amounts of deferred compensation as a result of payments under this or any other deferred compensation plan or arrangement and (iii) any amounts of pension or profit sharing benefits included in such deferred compensation.

               2.7  PARTICIPANT.

               "Participant" means a full time employee of the Company who is eligible to become a Participant, who is selected as a Participant and who continues to be a Participant under the provisions of Section 4 of this Plan. An employee shall be deemed a "full time" employee of the Company if he or she is so classified under the Company's usual and customary employment practices prevailing from time to time during the period that such person has been designated as a Participant.

               2.8  PLAN.

               "Plan" shall mean this deferred compensation plan.

               2.9  BASE RATE.

               "Base Rate" shall mean the base rate of interest charged by the Bank of America NT&SA (or base or prime rate of such other major bank as may be selected by the Committee), or, after March 31, 1995, any other rate selected by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, upon and after a Change of Control, the "Base Rate" shall be the greater of the base or prime rate charged from time to time by Bank of America, NT&SA or the rate in use immediately before the Change of Control. The "Base Rate" shall be adjusted quarterly as of the last day of each calendar quarter based on the Base Rate in effect on the last business day of the calendar quarter and the adjusted Base Rate will be utilized prospectively with respect to subsequent quarters.

               2.10 QUALIFYING AMOUNT.

               The "Qualifying Amount" for a particular Participant for each Deferral Period shall be $15,000 or quarterly salary, whichever is greater.

               2.11 QUALIFYING COMPENSATION.

               "Qualifying Compensation" shall mean that amount of Other Compensation payable to any Participant with respect to any Deferral Period in excess of the amount, if any, which would have to be added to the aggregate of all Monthly Compensation payable to such Participant for such Deferral Period in order to derive a total equal to the appropriate Qualifying Amount.

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               2.12 RETIREMENT.

               "Retirement" shall mean the voluntary or involuntary termination of the Participant's employment for reasons other than death or disability, occurring at or after the time when the Participant has attained the age of 60. "Retirement Age" shall mean age 60.

               2.13 SUBSIDIARY.

               "Subsidiary" shall mean such corporations, fifty percent (50%) or more of the outstanding voting stock of which is owned, directly or indirectly, by Fleetwood or by Subsidiaries that have been designated in writing by the Committee to be Subsidiaries for this purpose.

               2.14 TOTAL COMPENSATION.

               "Total Compensation" shall mean the sum of Monthly Compensation and Other Compensation.

               2.15 CHANGE OF CONTROL.

               "Change in Control" shall mean the first to occur of any of the following events:

               (a) Any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")but not including for this purpose any person that, as of January 1, 1995, owned 15 percent or more of the outstanding common stock of Fleetwood or a person who acquires shares of such common stock from such person by will or by the laws of descent or distribution) becomes the beneficial owner (as that term is used in
Section 13(d) of the Exchange Act), directly or indirectly, of 25 percent or more of Fleetwood's capital stock entitled to vote in the election of directors;

               (b) During any period of not more than two consecutive years, not including any period prior to April 1, 1995, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Fleetwood to effect a transaction described in clause (a), (c) or (d) of this
Section 2.15) whose election by the Board or nomination for election by Fleetwood's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (c) The shareholders of Fleetwood approve any consolidation or merger of Fleetwood other than a consolidation or merger of Fleetwood in which the holders of the common stock of Fleetwood immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger; or

               (d) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) in which the Company is a member.

               2.16 FLEETWOOD.

               "Fleetwood" shall mean Fleetwood Enterprises, Inc., a Delaware corporation.

          3.   PLAN ADMINISTRATION.

               3.1  THE COMMITTEE.

               The Committee shall administer the Plan in accordance with its terms.

               3.2  POWERS OF THE COMMITTEE.

               The Committee shall have full power and authority to determine the eligibility of persons to become Participants, to select Participants and to adopt and revise such rules and procedures as it shall deem necessary for the administration of the Plan. The decision of the Committee with respect to any question arising as to the individuals determined to be eligible or selected to participate in this Plan, the amount, terms, form and time of payment of deferred compensation and the interpretation of this Plan shall be final, conclusive and binding on all persons.

               3.3  ORGANIZATION AND OPERATION OF COMMITTEE.

               The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. The Committee may authorize any one or more of its members or any specifically designated officer of the Company to execute any document or documents on behalf of the Committee. The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

               3.4  RELIANCE ON REPORTS.

               Each member of the Committee shall be fully justified in relying or acting in good faith upon any opinion or report made by the independent public accountants of the Company and upon any other opinions, reports or information furnished in connection with the Plan by any accountant, counsel, or other

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specialist (including financial officers of the Company, whether or not such persons may be members of the Committee or Participants under the Plan). In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such opinion, report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

               3.5  RECORDS AND REPORTS.

               The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan.

               3.6  PAYMENT OF EXPENSES.

               Unless otherwise determined by the Board, the members of the Committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan.

               3.7  INDEMNIFICATION.

               Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Fleetwood against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the approval of Fleetwood, or paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her, provided he or she shall give Fleetwood an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing rights of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the certificate of incorporation or bylaws of Fleetwood, as a matter of law or otherwise, or any power that Fleetwood may have to indemnify them or hold them harmless.

          4.   ELIGIBILITY AND PARTICIPATION.

               4.1  ELIGIBILITY.

               A person shall be eligible to become a Participant under the Plan only if:

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               (i)  he or she is a full time employee of the Company, and

               (ii) his or her Total Compensation during the Deferral Period with respect to which such person will be a Participant is expected to exceed $15,000.

               4.2  SELECTION OF PARTICIPANTS.

               Participants shall be selected by the Committee from among those persons who become eligible under Section 4.1, but the Committee need not select all eligible persons as Participants. No person shall become a Participant with respect to a Deferral Period unless and until such person (i) has been selected as a Participant by the Committee prior to commencement of such Deferral Period and (ii) prior to the commencement of such Deferral Period such person receives from the Committee, or a duly authorized representative of the Committee, written notice of such person's selection as a Participant. Subject to the provisions of Section 16, once a person has been selected as a Participant under this Plan with respect to a Deferral Period, such person shall remain a Participant for such Deferral Period until such person's participation is terminated pursuant to Section 4.3.

               4.3  DURATION OF PARTICIPATION.

               A person shall become a Participant upon selection as a Participant pursuant to the preceding provisions of this Section 4. A person shall cease to be a Participant upon the earliest of such person's (i) death,
(ii) disability, (iii) retirement, (iv) termination of employment or (v) receipt of the full amount of deferred compensation, if any, payable to such person under this Plan. Transfer or retirement by any Participant during any Deferral Period of his employment between Fleetwood and any Subsidiary, or between Subsidiaries, shall not affect any deferral election of such Participant made prior to the date of such transfer.

          5.   RIGHT TO DEFER COMPENSATION.

               Subject to the provisions of Section 16, on or before 5:00 P.M. Pacific Time of the last business day of the fiscal quarter of Fleetwood preceding each Deferral Period, such Participant may make an election to defer all or any portion of the Participant's Qualifying Compensation, if any, which in the absence of such an election would be payable for such Deferral Period. An election to defer may specify that all or any lesser percentage of a Participant's Other Compensation in excess of a minimum specified amount (which minimum, when added to Monthly Compensation, must be equal to or in excess of the appropriate Qualifying Amount) is to be deferred. Elections may be amended or revoked only if written notice of amendment or revocation is received by the Treasurer of Fleetwood at or before 5:00 P.M.,

Pacific Time, on the last business day of the fiscal quarter of Fleetwood on or before which the election is to be made. If a Participant fails to make any election prior to a required date no amount of such Participant's compensation shall be deferred.

          6.   DEDUCTION OF DEFERRED COMPENSATION AMOUNTS.

               If a Participant elects to defer a portion of his or her compensation pursuant to the provisions of Section 5 of this Plan, the payments which would otherwise be paid to the Participant under the provisions of the Participant's oral or written employment agreement or arrangement with the Company shall be reduced as follows: If the aggregate Monthly Compensation to be received by a Participant during a Deferral Period is not expected to exceed the greater of the corresponding Qualifying Amount or any higher minimum amount of compensation which the Participant, pursuant to the provisions of Section 5 of this Plan, has specified is to be received before deferral of income is to occur, then the Participant shall be paid amounts, if any, of Other Compensation which are earned during the Deferral Period until the Qualifying Amount or any other such higher minimum amount has been received by the Participant and thereafter any additional amounts of Other Compensation earned during the Deferral Period shall be reduced in the proportion specified by the Participant pursuant to the provisions of Section 5 of this Plan.

          7.   BOOKKEEPING ACCOUNT.

               A separate and distinct unfunded, unsecured account shall be established and maintained by the Company on its books for the Participant. Amounts being deferred by a Participant pursuant to this Plan shall be credited to such Participant's account as deferrals occur. Amounts deferred under this Plan shall bear interest at a rate per annum equal to the lesser, as of the last business day of the prior calendar quarter, of (i) the Base Rate computed pursuant to Section 2.9 or (ii) the maximum rate permitted under California law. Interest shall be credited and compounded quarterly as of the end of each calendar quarter.

          8.   ELECTION AS TO THE PAYMENT OF DEFERRED AMOUNTS.

               8.1  ELECTION TO DEFER PAYMENT TO A SPECIFIED FUTURE DATE.

               A Participant shall elect concurrently with his or her election made under Section 5 of this Plan as follows:

               (a)  to defer receipt of amounts which are deferred under
Section 5 plus credited earnings for payment either in one lump sum in January of a specified future year or in not more than five (5) equal annual cash installments starting in a specified future year, each installment payable during January of the applicable year; and

               (b) in the event the Participant's employment with the Company terminates prior to the payment times selected under Section 8.1(a) above, to defer receipt of amounts which are deferred under Section 5 plus credited earnings for payment either in an immediate lump sum or in a lump sum during the month of January following employment termination, or in accordance with the election made under Section 8.1(a) above.

               8.2  MAXIMUM DEFERRAL.

               Notwithstanding the provisions of Section 8.1 of this Plan, without the prior written consent of the Committee, the receipt of amounts deferred under Section 5 of this Plan may not be deferred to a date which is later than twenty (20) years following the end of the calendar year which includes the Participant's Retirement Age or Retirement, whichever is later.

               8.3  SPECIAL RULES.

               The elections described in Section 8.1 above shall be subject to the following:

               (a) A Participant may modify any election under Section 8.1(b) at any time that is not less than two years before the prior election under such provision would otherwise take effect. Any untimely modification hereunder shall not be given effect.

               (b)  Notwithstanding paragraph (a) above, an election under
Section 8.1 may be modified at any time if (i) the Participant and the Committee both agree to such modification and such modification is on account of the Participant's involuntary termination of employment with the Company or the Participant is suffering a severe financial hardship attributable to an unforeseeable emergency that cannot be relieved by any other source reasonably available to the Participant, or (ii) the Participant elects at any time to have his or her full remaining balance distributed but reduced by 10 percent and the Participant is suspended from future participation in the Plan until the end of the eighth full fiscal quarter following the distribution.

               8.4  DEATH PRIOR TO FULL PAYMENT.

               In the event that the Participant has amounts payable as deferred compensation under this Plan and dies prior to the payment of all or a portion of such amounts, the balance of the amount payable at the time of the Participant's death shall be paid to the Participant's beneficiary, or, if no beneficiary has been designated by the Participant, to the Participant's estate. Such payments shall be in the form selected by the Participant unless the beneficiary and the Committee agree to payment in an immediate lump sum.

               8.5  DE MINIMUS PAYMENTS.

               If the amounts credited to a Participant's or his or her successor's account with respect to a Deferral Period is less than $1,000.00, then the Committee, at its sole option, may elect to pay such deferred amount to the Participant or successor immediately, notwithstanding any election by the Participant to defer payment until a later date.

          9.   BENEFICIARY DESIGNATION.

               9.1  DESIGNATION.

               A Participant may designate a beneficiary or beneficiaries who (to the extent provided in Section 8.4) upon the Participant's death are to receive the distributions that otherwise would have been paid to the Participant. All designations shall be in writing in form accepted or approved by the Committee and shall be effective only if and when delivered to the Committee during the lifetime of the Participant. If a Participant designates a beneficiary without providing in the designation that the beneficiary must be living at the time of distribution, the designation shall vest in the beneficiary all of the distributions whether payable before or after the beneficiary's death, and any distributions remaining upon the beneficiary's death shall be made to the beneficiary's estate.

               9.2  CHANGES.

               A Participant may, from time to time during the Participant's lifetime, change his or her beneficiary or beneficiaries by a written instrument in form accepted or approved by the Committee and delivered to the Committee.
In the event a Participant shall not designate a beneficiary or beneficiaries as aforesaid, or if for any reason such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to the Participant shall be paid to the Participant's estate.

          10.  DISSOLUTION AND OTHER EVENTS.

               10.1 DISSOLUTION OR CHANGE OF CONTROL OF FLEETWOOD.


               (a) In the event that Fleetwood is liquidated or dissolved, then with respect to any amounts which may then or thereafter become payable to a Participant or a Participant's beneficiary or successors under Section 9 of this Plan, the Company shall pay such amount promptly in cash, without regard to any elections with respect to deferrals or installments which the Participant may have in effect. Payment shall be made upon the earlier to occur of (i) a liquidation or dissolution with respect to the Company or (ii) a determination made by the Board in the exercise of its discretion that such liquidation or dissolution is imminent.

               (b) The occurrence of a Change of Control shall not affect the payment of amounts deferred hereunder and all amounts deferred hereunder shall remain so deferred and shall be paid in accordance with Participant elections as specified in Section 8 hereof. A Participant shall, however, be indemnified and held harmless for any costs incurred, including without limitation attorneys' fees, in the course of and in order to receive payments of amounts to which he or she becomes entitled after a Change in Control.

               10.2 SUBSIDIARY REORGANIZATION.

               In the event the assets of one Subsidiary are transferred to another Subsidiary by merger, consolidation, transfer of assets, transfer of capital stock or otherwise, the transferee Subsidiary shall assume amounts which may then or thereafter become payable by the transferor Subsidiary to a Participant or a Participant's beneficiaries or Successors under Section 8 of this Plan. For purposes of this Section 10.2, a Subsidiary may include Fleetwood.

          11.  CLAIMS FOR BENEFITS.

               No employee or other person shall have any claim or right to become a Participant under this Plan except as provided herein. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company. Benefits shall be paid in accordance with the provisions of this instrument. If and to the extent benefits are not automatically paid hereunder, the Participant, or a Beneficiary or any other person claiming through the Participant, shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Committee. Such claim shall be reviewed by the Committee or its delegate.

          (a) If the claim is denied, in whole or in part, the Committee or its delegate shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

          (b) If the claim is denied and a review by the full Committee is desired, the Participant (or Beneficiary) shall notify the Committee or its delegate in writing within sixty (60) days of the denial (a claim shall be deemed denied if the Committee does not take any action within the aforesaid ninety

(90) day period). In requesting a review, the Participant or his Beneficiary may request a review of the Plan document or other pertinent documents with regard to the Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

          (c) The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision, including reference to specific provisions of the Plan on which the decision is based.

          12.  NON-TRANSFERABILITY.

               A Participant's rights and interests under this Plan, including the amounts payable, may not be assigned, pledged, transferred or otherwise hypothecated except, in the event of the Participant's death, to his or her designated beneficiaries as provided in this Plan, or in the absence of such designation, to his or her estate. Any attempt by a Participant or his or her beneficiaries to assign, transfer or dispose of any right under this Plan, other than as permitted herein, shall be disregarded.

          13.  COURT ORDERS.

               Notwithstanding any other provision hereof, the Committee may respond as it deems appropriate in its sole and absolute discretion to any court ordered payment (including without limitation those pertaining to child support or alimony). Appropriate responses may include without limitation affording the non-Participant spouse the same rights enjoyed by the Participant spouse to modify a previously elected or determined payment format, subject to the provisions hereof.

          14.  INCOMPETENCY.

               Every person receiving or claiming a benefit under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his or her estate has been appointed; provided, however, that if the Committee shall determine in its sole discretion that any person to whom a benefit is payable under this Plan is unable to care for his or her affairs because of incompetency, any payments due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister of such person, or to any person or institution deemed by the Committee to have incurred expenses for such person otherwise entitled to payment. In the event a guardian or conservator of the estate of any person receiving or claiming benefits under this Plan shall be appointed by a court of competent jurisdiction, payment shall be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any payment made in accordance with this section shall be a complete discharge of any liability therefor under this Plan.

          15.  NOTICE.

               All elections by a Participant under Sections 5 and 8.1 and the designation of any beneficiary under Section 9 shall be made on forms supplied or approved by the Committee. Any other notice or other communication required or permitted by this Plan to be given or accepted by a Participant, a Participant's successors or beneficiaries, the Committee or the Company, must be in writing and may be given or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person to such party. All notices to a Participant or to his or her successors or beneficiaries shall be delivered to the last known address or addresses on file with the Company. Notices to the Committee or to the Company and elections and beneficiary designations shall be delivered to the following person and address:

               Fleetwood Enterprises, Inc.
               3125 Myers Street
               Riverside, California  92523
               Attention:  Treasurer

or to such other address and person as the Committee, through two duly elected officers, shall specify.

          16.  EFFECT ON EMPLOYMENT AGREEMENTS.

               By consenting to the terms of this Plan or by making any election to defer compensation pursuant to the terms of this Plan, each Participant agrees that his employment agreement with the Company, as in effect from time to time and whether executed prior to or after becoming a Participant under the Plan, shall be supplemented and amended to the extent necessary to be consistent with the Plan. In the event of any conflict between the terms of a Participant's employment agreement with the Company and the terms of this Plan, the terms of this Plan shall prevail.

          17.  REQUIRED APPROVALS.

               The right of each Participant to elect to defer any portion of his or her compensation and all other rights and obligations of Participants and the Company under this Plan are specifically contingent upon the obtaining of all necessary regulatory and other approvals and compliance with all applicable federal, state and local laws, ordinances, rules and regulations. Specifically, without limiting the foregoing, each Participant by submitting any election under this Plan and the Company by accepting such election agree that the sale of any securities which are the subject of this Plan has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities and the payment or receipt of the consideration therefor prior to such qualification is unlawful. The rights of all parties to this Plan (including all Participants and the Company or its Subsidiaries) are expressly conditioned upon such qualification being obtained.

          18.  PLAN AMENDMENT.

               18.1 PLAN RESTATEMENT.

               This Plan has been restated effective as of April 1, 1995, pursuant to action taken by the Board for the purpose of amending and restating the Plan. This Plan as so restated shall apply to all amounts deferred hereunder including those deferred prior to April 1, 1995.

               18.2 FUTURE PLAN AMENDMENT.

               This Plan may be further amended by the Board at any time and from time to time, provided that no such amendment shall operate to adversely affect a Participant's rights under the Plan with respect to amounts deferred prior to the date of such amendment.

          19.  UNSECURED OBLIGATION.

               Participants under this Plan shall not have any interest in any fund or specific assets of the Company by reason of this Plan. No trust fund shall be created in connection with the Plan, and there shall be no funding of amounts which may become or are payable to any Participant; provided, that benefits under this Plan may be funded in whole or in part through the Fleetwood Enterprises Master Deferred Compensation Trust, a grantor trust described in
Section 671 of the Internal Revenue Code; provided further, that upon a Change of Control, the Company must immediately contribute an amount, if any, to such trust so that all benefits earned and credited hereunder through such Change shall be fully funded through such Trust. A Participant's rights under such Trust shall be governed solely by the instrument or instruments governing such trust.

          20.  GOVERNING LAW.

               This Plan shall be governed by and construed in accordance with laws of the State of California.

          21.  PRONOUNS.

               The masculine pronoun shall include the feminine and the singular pronoun shall include the plural and VICE VERSA, unless the context clearly indicates otherwise.

                               AMENDMENT NO. 2
                         FLEETWOOD ENTERPRISES, INC.

                          DEFERRED COMPENSATION PLAN
                (AMENDED AND RESTATED EFFECTIVE APRIL 1, 1995)

     The Fleetwood Enterprises, Inc. Deferred Compensation Plan (Amended and Restated effective April 1, 1995) is hereby further amended, effective January 1, 1996, as follows:

     A. Section 5 shall be amended by the addition of the following at the end thereof:

          Notwithstanding the foregoing, Participants employed by Fleetwood Credit Corp. or employed by the Company to be responsible for the affairs of Fleetwood Credit Corp. may, on or before the Closing Date of the sale by the Company to an unrelated third party of all of the stock of Fleetwood Credit Corp., make a special election to defer all or a portion of the retention bonus to be paid to such Participant in connection with said transaction for services rendered by the Participant during the period following the Closing Date with a duration as set forth in the particular retention bonus program applicable to the particular Participant. Such special election with respect to the retention bonus may be amended or revoked at any time on or before 5:00 p.m. Pacific Time on the Closing Date.

     B. The first sentence of Section 8.3(a) shall be amend4ed in its entirety to read as follows:

          A Participant may modify any election under Section 8.1(b) at any time that is not less than two years before the prior election under such provision would otherwise take effect; provided, that any modified election itself may not take effect until a date that is at least two years after it is made.